UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                  Date of earliest event reported: June 5, 2001


                            Ferrellgas Partners, L.P.
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             (Exact name of registrant as specified in its charter)



      Delaware                 1-111331                     43-1698480
-----------------------     -----------------     -----------------------------
  (State or other            Commission file     (I.R.S. Employer Identification
  jurisdiction of                number                         No.)
  incorporation)





                   One Liberty Plaza, Liberty, Missouri 64068
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          (Address of principal executive offices, including zip code)

                                 (816) 792-1600
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         On June 8, 2001, Ferrellgas Partners, L.P. issued 4,500,000 common units representing limited partner interests pursuant to an underwritten public offering. We received net proceeds of approximately $85,365,000 from this offering after paying underwriting discounts, commissions and offering expenses. These proceeds will be used to redeem and retire approximately 2,048,697 of our outstanding senior units. After this redemption, approximately 2,839,537 senior units will remain outstanding.

         Pursuant to the underwriting agreement, the underwriters were also granted an option to purchase an additional 675,000 common units to cover any over-allotments. This over-allotment option must be exercised within 30 days of June 5, 2001. Proceeds obtained from the exercise of this option, if any, will also be used to redeem and retire a portion of our outstanding senior units.

         The underwriting agreement under which we sold the units is filed as an exhibit to this Current Report. This exhibit is incorporated by reference into this description.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) The following material is filed as an exhibit to this Current Report on Form 8-K.

             Exhibit Number      Description

                   1.1 Underwriting Agreement dated as of June 5, 2001, by and among Ferrellgas Partners, L.P., Ferrellgas, L.P., Ferrellgas, Inc. and the underwriters named therein.






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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       FERRELLGAS PARTNERS, L.P.

                                       By Ferrellgas, Inc. (General Partner)


Date: June 8, 2001                     By     /s/ Kevin T. Kelly
                                          --------------------------------------
                                           Kevin T. Kelly
                                           Senior Vice President and
                                           Chief Financial Officer (Principal
                                           Financial and Accounting Officer)



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                                INDEX TO EXHIBIT


        Exhibit No.                     Description of Exhibit
            1.1 Underwriting Agreement dated as of June 5, 2001, by and among Ferrellgas Partners, L.P., Ferrellgas, L.P., Ferrellgas, Inc. and the underwriters named therein.